EXHIBIT 10.1

                            SECOND AMENDMENT TO
                SECOND AMENDED AND RESTATED LOAN AGREEMENT

     AGREEMENT (this "Agreement"), made as of this 26th day of June, 1996, by and among FLEET BANK-NH, a trust company organized under the laws of New Hampshire ("Fleet"); MELLON BANK, N.A., a national banking association ("Mellon"); and IGI, INC., a Delaware corporation ("IGI"), IGEN, INC., a Delaware corporation ("IGEN"), IMMUNOGENETICS, INC., a Delaware corporation ("ImmunoGen"), and BLOOD CELLS, INC., a Delaware corporation ("BCI"). Fleet and Mellon are hereinafter sometimes individually referred to as a "Lender" and collectively referred to as the "Lenders", and IGI, IGEN, ImmunoGen and BCI are hereinafter sometimes individually referred to as a "Borrower" and collectively referred to as the "Borrowers".

                                WITNESSETH:

     WHEREAS, the Lenders and the Borrowers are parties to a Second Amended and Restated Loan Agreement between them dated as of December 13, 1995 (the "Original Agreement"), as amended by First Amendment to Second Amended and Restated Loan Agreement dated as of March 27, 1996 (the "First Amendment", and collectively with the Original Agreement, the "Loan Agreement"), the terms and conditions of which are hereby incorporated herein by reference; and

     WHEREAS, the Borrowers have requested certain amendments with respect to the terms and conditions of the Loans under the Loan Agreement; and

     WHEREAS, the Lenders are willing to grant such amendments upon the terms and conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

     1.  Definitions.

          Except as otherwise defined herein, all capitalized terms used in this Agreement have the respective meanings ascribed to them in the Loan Agreement.

     2.  Modification of Revolving Credit Commitment.

          Section 2.01 (a) of the Loan Agreement is hereby amended so as to read in full as follows:

          "(a) Subject at all times to all of the terms and conditions of this Agreement, the Lenders hereby severally (and not jointly and severally) agree to extend to the Borrowers (jointly and severally) a secured revolving credit facility, to December 31, 1999 (the "Revolving Credit Termination Date"), in an aggregate principal amount not to exceed, at any time outstanding, the maximum amount available at such time as set forth below (the "Revolving Credit Commitment"):

       Time Period                   Maximum Amount
       12/31/95 - 9/29/96            $12,000,000
       9/30/96 - 12/30/96            $11,142,857
       12/31/96 - 3/30/97            $10,285,714
       3/31/97 - 6/29/97             $ 9,428,571
       6/30/97 - 9/29/97             $ 8,571,428
       9/30/97 - 12/30/97            $ 7,714,285
       12/31/97 - 3/30/98            $ 6,857,142
       3/31/98 - 6/29/98             $ 5,999,999
       6/30/98 - 9/29/98             $ 5,142,856
       9/30/98 - 12/30/98            $ 4,285,713
       12/31/98 - 3/30/99            $ 3,428,570
       3/31/99 - 6/29/99             $ 2,571,427
       6/30/99 - 9/30/99             $ 1,714,284
       9/30/99 - 12/30/99            $   857,141
       12/31/99 and thereafter            - 0 -

     3.  Modification of Line of Credit Commitment.

          The Line of Credit Termination Date is hereby extended to June 30, 1997, and the reference to "June 30, 1996" currently contained in Section 2.02 (a) of the Loan Agreement is hereby amended to refer to "June 30, 1997."

     4.  Modification of Financial Covenant.

          Section 5.09 of the Loan Agreement is hereby amended so as to read in full as follows:

         "Section 5.09. Indebtedness to Capital Base Ratio. As at the end of each quarter of each Fiscal Year, maintain an Indebtedness to Capital Base Ratio of not more than (a) 3.00 to 1 from September 30, 1995 through June 30, 1996, (b) 2.75 to 1 from July 1, 1996 through September 30, 1996, (c) 2.50 to 1 from October 1, 1996 through December 31 1996, (d) 2.00 to 1 from January 1, 1997 through June 30, 1997, and (e) 1.50 to 1 from and after July 1, 1997."

     5.  Clarification of Prior Waiver.

         The waiver contained in paragraph 1 of the First Amendment, although permanent with respect to compliance with
Section 5.09A of the Loan Agreement as of December 31, 1995, shall only apply with respect to compliance as of such date, and shall not constitute a waiver with respect to compliance as of any other date.
     6.  No Novation; Confirmation and Reaffirmation.

         (a) Each of the Borrowers hereby reaffirms all of its representations and warranties in the Loan Agreement (as amended hereby) and the Security Documents on and as of the date hereof, as if expressly made on and as of the date hereof.

         (b) Each of the Borrowers hereby confirms the ongoing validity of all of the Obligations outstanding on the date hereof (including but not limited to Obligations under the Notes), and further acknowledges, confirms and agrees that none of the amendments effected by this Agreement constitutes a novation of any of the Obligations outstanding on the date hereof.

         (c) Each of the Borrowers hereby reaffirms the validity of all of the liens and security interests heretofore granted to the Agent as collateral security for the Obligations, and acknowledges that all of such liens and security interest, and all collateral heretofore pledged as security for the Obligations, continue to be and remain collateral for the Obligations from and after the effectiveness of this Agreement.

      7.  Ongoing Force and Effect.

         Except as and to the extent expressly provided in this Agreement, all covenants, terms and conditions of the Loan Agreement shall remain unchanged and in full force and effect. All referenced to the Loan Agreement contained in the Notes and the Security Documents shall hereafter mean and refer to the Loan Agreement as amended by this Agreement.

     8.  Miscellaneous.

         (a) The Borrowers will jointly and severally reimburse the Lenders and the Agent upon demand for all out-of-pocket costs, charges and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and disbursements of counsel to the Lenders and the Agent) in connection with the preparation, execution and delivery of this Agreement, any and all further agreements and instruments in connection herewith, and any amendments, modifications, consents, waivers or enforcement action in connection herewith.

         (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire
(without giving effect to principles of conflicts of laws).

         (c) Neither this Agreement nor any provision hereof may be waived, amended or modified except by means of a written agreement signed by the party to be charged therewith, and then only in the specific instance and for the specific purposes stated therein.

         (d) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that none of the Borrowers shall have any right to assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Lenders.

         (e) Each of the Borrowers hereby consents to the jurisdiction of all courts (state and federal) sitting in the State of New Hampshire, and of all courts from which appeal may be taken from any of such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby. Each of the Borrowers hereby expressly waives any and all objections which it may have as to venue in any of such courts, and also hereby knowingly WAIVES TRIAL BY JURY in any such suit, action or other proceeding.

         (f) The paragraph headings in this Agreement are included for convenience of reference only, and shall not affect the construction or interpretation of any of the provisions hereof.

         (g) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         (h) The parties acknowledge and agree that each of them and its counsel have reviewed and negotiated the terms and provisions of this Agreement, and have contributed to its final form; accordingly, any rules of construction to the effect of construing ambiguities against the drafting party shall not be employed in the interpretation of this Agreement, which shall be construed fairly as to all parties hereto and not in favor of or against any particular party who might generally have been responsible for the preparation hereof.

         (i) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

FLEET BANK-NH



By:_____________________________________

MELLON BANK, N.A.


By:_____________________________________

IGI, INC.


By:_____________________________________

IGEN, INC.


By:_____________________________________

IMMUNOGENETICS, INC.


By:_____________________________________

BLOOD CELLS, INC.


By:_____________________________________

STATE OF NEW HAMPSHIRE )
                       )  ss:
COUNTY OF _____________)

     On the _____ day of June, 1996, personally appeared before me ______________________________, of Fleet Bank-NH, who
acknowledged that he is the SVP of Fleet Bank-NH, and that said instrument was signed by him on behalf of said corporation by due authority.


________________________________________
Notary Public

My Commission Expires:


_____________________

EXHIBIT 10.2


                                                  August 13, 1996

IGI, Inc. and Subsidiaries
Wheat Road and Lincoln Avenue
Buena, New Jersey 08310

     Re:  Third Amendment to Second Amended
          and Restated Loan Agreement

Dear Sirs:

     Reference is made to the Second Amended and Restated Loan Agreement, dated as of December 13, 1995, by and among Fleet Bank-NH, Mellon Bank, N.A., and IGI, Inc. and certain of its subsidiaries (as heretofore amended, the "Loan Agreement"). All capitalized terms used herein without definition have the respective meanings ascribed to them in the Loan Agreement.

     This will confirm our agreement to grant a one-time covenant waiver under the Loan Agreement, and to amend the Loan Agreement, as follows:

     1. Certain Waiver. By their execution and delivery hereof, the Lenders hereby irrevocably waive compliance as of June 30, 1996 with the minimum Capital Base covenant pursuant to Section
5.08 of the Loan Agreement. Such waiver shall only be applicable in this specific instance and for the specific date, and shall not be deemed a waiver (or an agreement to grant a waiver) with respect to any other covenant or for any other time period.

     2. Certain Amendment. Section 5.08 of the Loan Agreement is hereby amended so as to read in full as follows:

     "Section 5.08.  Net Income.  In each quarter of each Fiscal
Year as set forth below, achieve Net Income of not less than the minimum amount set forth below for such fiscal quarter.

     Quarter Ending           Minimum Net Income
     September 30, 1996            $250,000
     December 31, 1996             $300,000
     March 31, 1997                $500,000
     June 30, 1997                 $500,000
     September 30, 1997            $500,000
     December 31, 1997             $500,000
     March 31, 1998                $625,000
      and each quarter thereafter"

     Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement shall remain unmodified and in full force and effect.
     Kindly confirm the Borrowers' agreement to the foregoing by countersigning a counterpart copy of this letter in the spaces provided below.

                                             Very truly yours,

FLEET BANK-NH


By:_____________________________________

MELLON BANK, N.A.


By:_____________________________________

Acknowledged, Confirmed
 and Agreed to:

IGI, INC.

By:______________________________________

IGEN, INC.

By:______________________________________

IMMUNOGENETICS, INC.

By:______________________________________

BLOOD CELLS, INC.

By:______________________________________